                                                                  EXHIBIT 4.22

FORM OF GUARANTEE AGREEMENT

                               GUARANTEE AGREEMENT

                                 By and Between

                            THE WALT DISNEY COMPANY,
                                  as Guarantor

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                   as Trustee


                          Dated as of ________ __, 200_

                           Cross Reference Table*
                           ---------------------


        Section of
Trust Indenture Act of 1939,                          Section of
        as amended                               Guarantee Agreement
----------------------------                     -------------------
310(a)..............................                 4.1
310(b)..............................                 2.8; 4.1
310(c)..............................                 Inapplicable
311(a)..............................                 2.2(b)
311(b)..............................                 2.2(b)
311(c)..............................                 Inapplicable
312(a)..............................                 2.2(a); 2.9
312(b)..............................                 2.2(b); 2.9
312(c)..............................                 2.9
313(a)..............................                 2.3
313(b)..............................                 2.3
313(c)..............................                 2.3
313(d)..............................                 2.3
314(a)..............................                 2.4
314(b)..............................                 Inapplicable
314(c)..............................                 2.5
314(d)..............................                 Inapplicable
314(e)..............................                 2.5; 9.5
314(f)..............................                 Inapplicable
315(a)..............................                 3.1(d)
315(b)..............................                 2.7
315(c)..............................                 3.1(c)
315(d)..............................                 3.1(e)
316(a)..............................                 2.6; 5.4(a)
316(b)..............................                 5.3
316(c)..............................                 Inapplicable
317(a)..............................                 2.10
317(b)..............................                 Inapplicable
318(a)..............................                 2.1(b)
318(b)..............................                 2.1
318(c)..............................                 2.1(a)

-----------------------------------------------------


* This cross-reference table does not constitute part of the agreement and shall not have any bearing upon the interpretation of any of its terms or provisions.


                                Table of Contents
                                -----------------
ARTICLE I INTERPRETATION AND DEFINITIONS.................................................................1

   Section 1.1    Definitions............................................................................1
   Section 1.2    Incorporation by Reference of Trust Indenture Act......................................5
   Section 1.3    Rules of Construction..................................................................5

ARTICLE II TRUST INDENTURE ACT...........................................................................5

   Section 2.1    Trust Indenture Act; Application.......................................................5
   Section 2.2    Lists of Holders.......................................................................5
   Section 2.3    Reports by Guarantee Trustee...........................................................6
   Section 2.4    Periodic Reports to Guarantee Trustee..................................................6
   Section 2.5    Evidence of Compliance with Conditions Precedent.......................................6
   Section 2.6    Guarantee Event of Default; Waiver.....................................................6
   Section 2.7    Guarantee Event of Default; Notice.....................................................6
   Section 2.8    Conflicting Interests..................................................................7
   Section 2.9    Disclosure of Information..............................................................7
   Section 2.10   Guarantee Trustee May File Proofs of Claim.............................................7

ARTICLE III POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE...............................................7

   Section 3.1    Duties of Guarantee Trustee............................................................7
   Section 3.2    Rights of Guarantee Trustee............................................................9
   Section 3.3    Guarantee Trustee's Disclaimer........................................................10

ARTICLE IV GUARANTEE TRUSTEE............................................................................10

   Section 4.1    Eligibility; Disqualification.........................................................10
   Section 4.2    Replacement of Guarantee Trustee......................................................10

ARTICLE V GUARANTEE.....................................................................................12

   Section 5.1    Guarantee.............................................................................12
   Section 5.2    Waiver of Notice and Demand...........................................................12
   Section 5.3    Obligations Not Affected..............................................................12
   Section 5.4    Rights of Holders.....................................................................13
   Section 5.5    Guarantee of Payment..................................................................14
   Section 5.6    Subrogation...........................................................................14
   Section 5.7    Independent Obligations...............................................................14

ARTICLE VI LIMITATION OF TRANSACTIONS; SUBORDINATION....................................................15

   Section 6.1    Limitation of Transactions............................................................15
   Section 6.2    Ranking...............................................................................15

ARTICLE VII TERMINATION.................................................................................16

   Section 7.1    Termination...........................................................................16

ARTICLE VIII INDEMNIFICATION............................................................................16

   Section 8.1    Exculpation...........................................................................16
   Section 8.2    Compensation and Indemnity............................................................16


                                      ii



ARTICLE IX MISCELLANEOUS................................................................................17

   Section 9.1    Successors and Assigns................................................................17
   Section 9.2    Amendments............................................................................17
   Section 9.3    Notices...............................................................................18
   Section 9.4    Certificate and Opinion as to Conditions Precedent....................................18
   Section 9.5    Statements Required in Certificate or Opinion.........................................19
   Section 9.6    Counterparts..........................................................................19
   Section 9.7    Benefit...............................................................................19
   Section 9.8    Governing Laws........................................................................19

                               GUARANTEE AGREEMENT


         WHEREAS, pursuant to the Trust Agreement (as defined herein), the Disney Capital Trust [I / II / III] (the "Trust") is issuing on the date hereof $________ aggregate liquidation amount of preferred securities, having a liquidation amount of $____ per security and designated the "____% Trust Preferred Securities" of the Trust (the "Trust Preferred Securities") and $________ aggregate liquidation amount of common securities, having a liquidation amount of $____ per security and designated the "____% Trust Common Securities" of the Trust (together with the Trust Preferred Securities, the "Trust Securities");

         WHEREAS, as incentive for the Holders (as defined herein) to purchase the Trust Preferred Securities, The Walt Disney Company (the "Guarantor"), desires irrevocably and unconditionally to agree, to the extent set forth in this Guarantee, to pay to the Holders of the Trust Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein; and

         NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee for the benefit of such Holders.

                                   ARTICLE I
                         INTERPRETATION AND DEFINITIONS

         Section 1.01. DEFINITIONS.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

         "Beneficial Owners" has the meaning specified in the Trust Agreement.

         "Business Day" has the meaning specified in the Trust Agreement.

         "Covered Person" means a Holder or beneficial owner of Trust Preferred Securities.

         "Depositary" has the meaning specified in the Trust Agreement.

         "Depositary Participants" has the meaning specified in the Trust Agreement.

         "Distribution" has the meaning specified in the Trust Agreement.

         "Event of Default" has the meaning specified in the Indenture.

         "Extension Period" means such period or periods as the Guarantor shall defer the payment of interest on the Junior Subordinated Debt Securities pursuant to the terms thereof and pursuant to the Indenture.

         "Global Security" has the meaning specified in the Trust Agreement.

         "Guarantee Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions that are required to be paid on such Trust Preferred Securities to the extent the Trust has sufficient funds legally and immediately available therefor at the time, (ii) the Redemption Price, including all accumulated and unpaid Distributions to the date of redemption, with respect to any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust shall have sufficient funds legally and immediately available therefor at the time or (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities as provided in the Trust Agreement or the redemption of all the Trust Preferred Securities), the lesser of (a) the sum of the liquidation amount and all accumulated and unpaid Distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has sufficient funds legally and immediately available therefor and (b) the amount of assets of the Trust remaining available for distribution to Holders of Trust Preferred Securities in liquidation of the Trust (in either case, the "Liquidation Distribution").

         "Guarantee Trustee" means Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, until a successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee and thereafter means each such Successor Guarantee Trustee.

         "Guarantor" has the meaning specified in the recitals hereto.

         "Holder" means a Person in whose name any of the Trust Preferred Securities is registered; PROVIDED, HOWEVER, that, in determining whether the Holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Preferred Securities; and PROVIDED FURTHER that in determining whether the Holders of the requisite liquidation amount of Trust Preferred Securities have voted on any matter provided for in this Guarantee, then for the purpose of such determination only (and not for any other purpose hereunder), if the Trust Preferred Securities remain in the form of one or more Global Securities and if the Depositary which is the holder of such Global Securities has sent an omnibus proxy to the Trust assigning voting rights to Depositary Participants to whose accounts the Trust Preferred Securities are credited on the record date, the term "Holders" shall mean such Depositary Participants acting at the direction of the Beneficial Owners.

         "Indemnified Person" means the Guarantee Trustee, or any officers, directors, employees, shareholders or agents of the Guarantee Trustee.

         "Indenture" means the Subordinated Debt Securities Indenture, dated as of ________ __, 200_, between the Guarantor and Wells Fargo Bank, National Association, as Trustee, pursuant to which the Junior Subordinated Debt Securities are issued and as thereafter amended.

         "Junior Subordinated Debt Securities" means the series of junior subordinated debt securities issued by the Guarantor designated the "____% Junior Subordinated Debt Securities due ____" held by the Property Trustee.

         "Liquidation Distribution" has the meaning specified in the Trust Agreement.

         "List of Holders" has the meaning assigned to it in Section 2.2 hereof.

         "Majority in Liquidation Amount" means Holders of outstanding Trust Preferred Securities, voting separately as a class, who are the record owners of more than 50% of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Preferred Securities. In determining whether the Holders of the requisite amount of Trust Preferred Securities have voted, Trust Preferred Securities which are owned by the Guarantor or any Affiliate of the Guarantor or any other obligor on the Trust Preferred Securities shall be disregarded for the purpose of any such determination.

         "Officer" means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Sponsor.

         "Officers' Certificate" means a written certificate containing the information specified in Sections 9.4 and 9.5 of this Guarantee signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its Chief Executive Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Guarantee Trustee.

         "Opinion of Counsel" means a written legal opinion containing the information specified in Sections 9.4 and 9.5 of this Guarantee. The counsel may be an employee of, or counsel to, the Sponsor or the Guarantee Trustee.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Property Trustee" has the meaning specified in the Trust Agreement.

         "Redemption Price" has the meaning specified in the Trust Agreement.

         "Registrar" has the meaning specified in the Trust Agreement.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any officer with direct responsibility for the administration of this Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

         "Senior Indebtedness" has the meaning specified in the Indenture.

         "Sponsor" has the meaning specified in the Trust Agreement.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "10% In Liquidation Amount" means, except as provided in the terms of the Trust Preferred Securities or by the TIA, Holder(s) of outstanding Trust Securities, voting together as a single class, or, as the context may require, Holders of outstanding Trust Preferred Securities or Holders of outstanding Trust Common Securities, voting separately as a class, who are the record owners of 10% or more of the aggregate liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to the date upon which the voting percentages are determined) of all outstanding Trust Securities of the relevant class.

         "Trust" has the meaning specified in the recitals hereto.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of __________ __, 200_, as amended, modified or supplemented from time to time, among the trustees of the Trust named therein, the Sponsor, and the Holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust.

         "Trust Preferred Securities" has the meaning specified in the recitals hereto. In the event that pursuant to the Trust Agreement, the Trust and the Sponsor grant an Option (as defined in the Trust Agreement) to certain underwriters or initial purchasers, as the case may be, such that an additional amount of Trust Preferred Securities may be issued pursuant to the terms of the Trust Agreement, then the defined term "Trust Preferred Securities" shall include such additional Trust Preferred Securities.

         "Trust Securities" has the meaning specified in the recitals hereto.

         "TIA" means the TIA of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time, and as in effect on the date of this Guarantee; PROVIDED, HOWEVER, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         Section 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Guarantee refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Guarantee. All terms used in this Guarantee that are defined by the TIA, defined by the TIA's reference to another statute or defined by Securities and Exchange Commission rule under the TIA and not otherwise defined herein are used herein as so defined.

         Section 1.3 RULES OF CONSTRUCTION.


         Unless the context otherwise requires:

                  (a)      a term has the meaning assigned to it;

                  (b)      "or" is not exclusive;

                  (c) words in the singular include the plural, and in the plural include the singular; and

                  (d) provisions apply to successive events and transactions.

                                   ARTICLE II
                               TRUST INDENTURE ACT

         Section 2.1 TRUST INDENTURE ACT; APPLICATION.

                  (a) This Guarantee is subject to the provisions of the TIA that are required to be part of this Guarantee and shall, to the extent applicable, be governed by such provisions.

                  (b) If and to the extent that any provision of this Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

         Section 2.2 LISTS OF HOLDERS.

                  (a) The Guarantor shall furnish to the Guarantee Trustee a list of the names and addresses of the Holders ("List of Holders") in such form and as of such date as the Guarantee Trustee may reasonably require. The Guarantor shall furnish such List of Holders (i) within 30 days after receiving a written request from the Guarantee Trustee, such list to be as of a date no more than 15 days before such list is provided to the Guarantee Trustee, and (ii) unless the Trust Preferred Securities are represented by one or more Global Securities, at least one Business Day prior to the date for payment of Distributions, such list to be as of the record date relating to the payment of such Distributions. However, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or at any time the Guarantee Trustee is the

         Registrar under the Trust Agreement. The Guarantee Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it, provided that the Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312(b) of the TIA.

         Section 2.3 REPORTS BY GUARANTEE TRUSTEE.

         Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Trust Preferred Securities), the Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313(a) of the TIA (if any) in the form and in the manner provided by
Section 313 of the TIA. The Guarantee Trustee shall also comply with the other requirements of Section 313 of the TIA. The Guarantor shall promptly notify the Guarantee Trustee when the Trust Preferred Securities are listed on any stock exchange.

         Section 2.4 PERIODIC REPORTS TO GUARANTEE TRUSTEE.

         The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314(a) (if any) of the TIA and the compliance certificate required by Section 314(a)(4) of the TIA in the form, in the manner and at the times required by Section 314(a) of the TIA, PROVIDED that such compliance certificate shall be delivered on or before 120 days after the end of each fiscal year of the Guarantor.

         Section 2.5 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee that relate to any of the matters set forth in Section 314(c) of the TIA. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.6 GUARANTEE EVENT OF DEFAULT; WAIVER.

         The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities may, by vote or written consent, on behalf of all of the Holders, waive any past Guarantee Event of Default and its consequences. Upon such waiver, any such Guarantee Event of Default shall cease to exist, and any Guarantee Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee, but no such waiver shall extend to any subsequent or other default or Guarantee Event of Default or impair any right consequent thereon.

         Section 2.7 GUARANTEE EVENT OF DEFAULT; NOTICE.

         If a Guarantee Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall mail to each

Holder notice of a Guarantee Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Guarantee Trustee has knowledge of such Guarantee Event of Default. The Guarantee Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

         Section 2.8 CONFLICTING INTERESTS.

         The Trust Agreement shall be deemed to be specifically described in this Guarantee for the purposes of clause (i) of the first proviso contained in
Section 310(b) of the TIA.

         Section 2.9 DISCLOSURE OF INFORMATION.

         The disclosure of information as to the names and addresses of the Holders in accordance with Section 312 of the TIA, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to
Section 312 of the TIA, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the TIA.

         Section 2.10 GUARANTEE TRUSTEE MAY FILE PROOFS OF CLAIM.

         Upon the occurrence of a Guarantee Event of Default, the Guarantee Trustee is hereby authorized to (a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.

                                  ARTICLE III
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

         Section 3.1 DUTIES OF GUARANTEE TRUSTEE.

                  (a) This Guarantee shall be held by the Guarantee Trustee on behalf of the Trust for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee in and to this Guarantee shall automatically vest in any Successor Guarantee Trustee, and such vesting and succession of title shall be effective upon acceptance of appointment whether or not conveyance documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                  (b) If a Guarantee Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee for the benefit of the Holders.

                  (c) If a Guarantee Event of Default has occurred and is continuing, the Guarantee Trustee shall exercise the rights and powers vested in it by this Guarantee and use the same degree of care and skill in its exercise thereof as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (d) Except during the continuance of any Guarantee Event of Default:

                  (i) the Guarantee Trustee need perform only those duties that are specifically set forth in this Guarantee and no others; and

                  (ii) in the absence of bad faith on its part, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee; HOWEVER, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Guarantee.

                  (e) The Guarantee Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
         (d) of this Section;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to the Trust Preferred Securities in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee with respect to the Trust Preferred Securities.

                  (f) Every provision of this Guarantee that in any way relates to the Guarantee Trustee is subject to paragraphs (c), (d) and
         (e) of this Section.

                  (g) The Guarantee Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  (h) The Guarantee Trustee shall not be liable for interest on any money received by it except as the Guarantee Trustee may agree in writing with the Guarantor. Money held in trust by the Guarantee Trustee need not be segregated from other funds except to the extent required by law.

                  (i) No provision of this Guarantee shall require the Guarantee Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

         Section 3.2 RIGHTS OF GUARANTEE TRUSTEE.

                  (a) The Guarantee Trustee may rely on and shall be protected in acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Guarantee Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Guarantee Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Guarantee Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

                  (c) The Guarantee Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depositary shall be deemed an agent of the Guarantee Trustee and the Guarantee Trustee shall not be responsible for any act or omission by any Depositary.

                  (d) The Guarantee Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Guarantee Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (f) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee at the request or direction of any of the Holders unless such Holders shall have offered to the Guarantee Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; PROVIDED, that nothing contained in this
         Section 3.2(f) shall be taken to relieve the Guarantee Trustee, upon the occurrence of a Guarantee Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee in the manner provided by Section 3.1(c).

                  (g) Whenever in the administration of this Guarantee, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request written instructions from the Holders of a Majority in Liquidation Amount of the Trust Preferred Securities, (B) may refrain from enforcing such remedy or right or taking such other action until such written instructions are received and (C) shall be protected in conclusively relying on or acting in accordance with such written instructions.

                  (h) No provision of this Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent to act in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

         Section 3.3 GUARANTEE TRUSTEE'S DISCLAIMER.

         The Guarantee Trustee makes no representation as to the validity or adequacy of this Guarantee or the Trust Preferred Securities, and it shall not be responsible for any statement in the Trust Securities other than its authentication of the Trust Preferred Securities.

                                   ARTICLE IV
                                GUARANTEE TRUSTEE

         Section 4.1 ELIGIBILITY; DISQUALIFICATION.

         This Guarantee shall always have a Guarantee Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the TIA. The Guarantee Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Guarantee Trustee shall comply with Section 310(b) of the TIA.

         Section 4.2 REPLACEMENT OF GUARANTEE TRUSTEE.

                  (a) A resignation or removal of the Guarantee Trustee and appointment of a successor Guarantee Trustee shall become effective only upon the successor Guarantee Trustee's acceptance of appointment as provided in this Section.

                  (b) The Guarantee Trustee may resign by so notifying the Guarantor. The Holders of a Majority in Liquidation Amount of the Trust Preferred Securities may remove the Guarantee Trustee by so notifying the Guarantee Trustee and the Guarantor. The Guarantor may remove the Guarantee Trustee if:

                  (i)      the Guarantee Trustee fails to comply with Section
         4.1;

                  (ii) the Guarantee Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Guarantee Trustee under any bankruptcy law or law for the relief of debtors generally;

                  (iii) a custodian or public officer takes charge of the Guarantee Trustee or its property; or

                  (iv)     the Guarantee Trustee becomes incapable of acting.

                  (c) If the Guarantee Trustee resigns or is removed or if a vacancy exists in the office of Guarantee Trustee for any reason, the Guarantor shall promptly appoint a Successor Guarantee Trustee. Within one year after the Successor Guarantee Trustee takes office, the Holders of a Majority in Liquidation Amount of the then outstanding Trust Preferred Securities may appoint a Successor Guarantee Trustee to replace the Successor Guarantee Trustee appointed by the Guarantor.

                  (d) If a Successor Guarantee Trustee does not take office within 60 days after the retiring Guarantee Trustee resigns or is removed, the retiring Guarantee Trustee, the Guarantor or the Holders of at least 10% in Liquidation Amount of the Trust Preferred Securities may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                  (e) If the Guarantee Trustee fails to comply with Section 4.1, any Holder may petition any court of competent jurisdiction for the removal of the Guarantee Trustee and the appointment of a Successor Guarantee Trustee.

                  (f) A Successor Guarantee Trustee shall deliver a written acceptance of its appointment to the retiring Guarantee Trustee and to the Guarantor. Immediately after that, the retiring Guarantee Trustee shall transfer all property held by it as Guarantee Trustee to the Successor Guarantee Trustee, the resignation or removal of the retiring Guarantee Trustee shall become effective, and the Successor Guarantee Trustee shall have all the rights, powers and duties of the Guarantee Trustee under this Guarantee. A Successor Guarantee Trustee shall mail a notice of its succession to each Holder. Notwithstanding replacement of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor's obligations under Section 8.2 hereof shall continue for the benefit of the retiring Guarantee

         Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

                                   ARTICLE V
                                    GUARANTEE

         Section 5.1 GUARANTEE.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Guarantor may have or assert against any Person. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights to (i) extend the interest payment period on the Junior Subordinated Debt Securities to the extent permitted by the Indenture and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any Extension Period with respect to the Distributions on the Securities and (ii) change the maturity date of the Junior Subordinated Debt Securities to the extent permitted by the Indenture.

         Section 5.2 WAIVER OF NOTICE AND DEMAND.

         The Guarantor hereby waives notice of acceptance of this Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.3       OBLIGATIONS NOT AFFECTED.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee shall be absolute and unconditional and shall remain in full force and effect until the entire liquidation amount of all outstanding Trust Preferred Securities shall have been paid and such obligation shall in no way be affected or impaired by reason of the happening from time to time of any event, including without limitation, the following, whether or not with notice to, or the consent of, the Guarantor:

                  (a) The release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Trust;

                  (b) The extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with the Trust Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Junior Subordinated Debt Securities or any change to the maturity date of the Junior Subordinated Debt Securities permitted by the Indenture);

                  (c) Any failure, omission, delay or lack of diligence on the part of the Property Trustee or the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Property Trustee or the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) The voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (e) Any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

                  (f) The settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) Any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Guarantee Trustee or the Holders to give notice to or obtain consent of the Guarantor or any other Person with respect to the happening of any of the foregoing. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature that the Guarantor has or may have against any Holder shall be available hereunder to the Guarantor against such Holder to reduce the payments to it under this Guarantee.

         Section 5.4 RIGHTS OF HOLDERS.

                  (a) The Holders of at least a Majority in Liquidation Amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee, PROVIDED, that, subject to Section 3.1, the Guarantee Trustee shall have the right to decline to follow any such direction if: (i) the Guarantee Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, (ii) the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or (iii) the Guarantee Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible
         Officers shall determine that the action or proceedings so directed would involve the Guarantee Trustee in Personal liability.

                  (b) If the Guarantee Trustee fails to enforce this Guarantee, then any Holder may, subject to the subordination provisions of Section 6.2, institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other Person or entity. In addition, if the Guarantor has failed to make a Guarantee Payment, a Holder may, subject to the subordination provisions of Section 6.2, directly institute a proceeding against the Guarantor for enforcement of the Guarantee for such payment to the Holder of the principal of or interest on the Junior Subordinated Debt Securities on or after the respective due dates specified in the Junior Subordinated Debt Securities, and the amount of the payment will be based on the Holder's pro rata share of the amount due and owing on all of the Trust Preferred Securities. The Guarantor hereby waives any right or remedy to require that any action on this Guarantee be brought first against the Trust or any other Person or entity before proceeding directly against the Guarantor.

         Section 5.5 GUARANTEE OF PAYMENT.

         This Guarantee creates a guarantee of payment and not of collection.

         Section 5.6 SUBROGATION.

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Guarantee; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee, if at the time of any such payment, any amounts are due and unpaid under this Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Guarantee Trustee for the benefit of the Holders.

         Section 5.7 INDEPENDENT OBLIGATIONS.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee notwithstanding the occurrence of any event referred to in subsections 5.3(a) through 5.3(g), inclusive, hereof.

                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.1 LIMITATION OF TRANSACTIONS.

         So long as any Trust Preferred Securities remain outstanding, if (i) there shall have occurred any Event of Default under the Indenture or any event of which the Guarantor has actual knowledge that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture and (b) in respect of which the Guarantor shall not have taken reasonable steps to cure, (ii) there shall be a Guarantee Event of Default or
(iii) the Guarantor shall have given notice of its election of an Extension Period as provided in the certificate evidencing the Junior Subordinated Debt Securities and shall not have rescinded such notice, or such Extension Period or any extension thereof shall be continuing, then the Guarantor shall not, and shall not permit any subsidiary of the Guarantor, to (x) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Guarantor's capital stock or (y) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor that rank on a parity with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Guarantor of the debt securities of any subsidiary of the Guarantor if such guarantee ranks on a parity with or junior in interest to the Junior Subordinated Debt Securities (other than (a) dividends or distributions in common stock of the Guarantor, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of capital stock of any class or series under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under this Guarantee, any other similar guarantee by the Guarantor in respect of Trust Preferred Securities issued by a trust holding Junior Subordinated Debt Securities issued under the Indenture, (d) repurchases, redemptions or other acquisitions of capital stock in connection with any of the Guarantor's benefit plans or other similar arrangements with or for the benefit of its employees, officers, directors, consultants or advisors, or (e) the purchase of fractional interests in shares of the Guarantor's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

         Section 6.2 RANKING.

         This Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor in the same manner and to the same extent as set forth in Article XII of the Indenture, (ii) on an equal basis with any series of junior subordinated debt securities issued under the Indenture, and any guarantee of the Guarantor in respect of any trust preferred securities issued by a trust to which such debt securities are issued, and (iii) senior to all common stock of the Guarantor.

                                  ARTICLE VII
                                  TERMINATION

         Section 7.1 TERMINATION.

         This Guarantee shall terminate upon:

                  (a) full payment of the Redemption Price of all Trust Preferred Securities,

                  (b) distribution of the Junior Subordinated Debt Securities to the Holders in exchange for all the outstanding Trust Preferred Securities, or

                  (c) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

Notwithstanding the foregoing, this Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Trust Preferred Securities or under this Guarantee.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.1 EXCULPATION.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage, liability, expense or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         Section 8.2 COMPENSATION AND INDEMNITY.

                  (a) The Guarantor shall pay to the Guarantee Trustee from time to time reasonable compensation for its services. The Guarantee Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Guarantor shall reimburse the Guarantee Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Guarantee Trustee's agents and counsel.

                  (b) The Guarantor shall indemnify each of the Indemnified Persons (including the cost of defending itself) against any loss, liability or expense incurred by it except as set forth in the next paragraph in the performance of its duties under this Guarantee. An Indemnified Person shall notify the Guarantor promptly of any claim for which it may seek indemnity. The Guarantor shall defend the claim and the Indemnified Person shall cooperate in the defense. The Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) The Guarantor need not reimburse any expense or indemnify against any loss or liability incurred by an Indemnified Person through such Indemnified Person's negligence or bad faith.

                  (d)      To secure the Guarantor's payment obligations in this
         Section 8.2, the Guarantee Trustee shall have a lien prior to the Trust Preferred Securities on all money or property held or collected by the Guarantee Trustee, except money or property held in trust to pay Distributions on, or for redemption pursuant to Sections 7.3 and 7.4 of the Trust Agreement of, the Trust Preferred Securities.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 SUCCESSORS AND ASSIGNS.

         All guarantees and agreements contained in this Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Guarantee Trustee, any Successor Guarantee Trustee and the Holders of the Trust Preferred Securities then outstanding. Except in connection with a consolidation, merger, sale or conveyance involving the Guarantor that is permitted by Article V of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

         Section 9.2 AMENDMENTS.

         Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee may not be amended without the prior approval of the Holders of at least a Majority in Liquidation Amount of the Trust Preferred Securities. The provisions of Section 11.2 of the Trust Agreement with respect to meetings of, and action by written consent of, the Holders apply to the giving of such approval.

         Section 9.3 NOTICES.

         Any notice or communication by the Guarantor or the Guarantee Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail:

                  (a)      if to the Guarantor:
                              The Walt Disney Company
                              500 South Buena Vista Street
                              Burbank, California 91521
                              Attention:_______________________

                  (b)      if to the Guarantee Trustee:
                              Wells Fargo Bank, National Association
                              707 Wilshire Boulevard, 17th Floor
                              Los Angeles, California 90017
                              Attention: Corporate Trust Department

         The Guarantor or the Guarantee Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by first-class mail to the address shown on the books and records of the Trust. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it.

         If the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Guarantee Trustee at the same time.

         Section 9.4 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Guarantor to the Guarantee Trustee to take any action under this Guarantee, the Guarantor shall furnish to the Guaranty
Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Guarantee relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 9.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Guarantee (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person signing such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         Section 9.6 COUNTERPARTS.

         This Guarantee may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 9.7 BENEFIT.

         This Guarantee is solely for the benefit of the Holders and, subject to
Section 3.1(a), is not separately transferable from the Trust Preferred Securities.

         Section 9.8 GOVERNING LAWS.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the day and year first above written.

                                      THE WALT DISNEY COMPANY,
                                       as Guarantor

                                      By:
                                         -------------------------------------
                                         Name:
                                         Its:


Attest:

-----------------------------
                                      WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Guarantee Trustee


                                      By:
                                         -------------------------------------
                                         Name:
                                         Its: